Exhibit 10.16

GUARANTY

dated as of January 31, 2007

among

SBARRO HOLDINGS, LLC,

THE SUBSIDIARY GUARANTORS FROM TIME TO TIME PARTY HERETO,

BANK OF AMERICA, N.A.,

as Administrative Agent

TABLE OF CONTENTSa

		Page
	ARTICLE I
	GUARANTY

SECTION 1.01	THE GUARANTY	2
SECTION 1.02	GUARANTY ABSOLUTE	3
SECTION 1.03	PAYMENTS	5
SECTION 1.04	DISCHARGE; REINSTATEMENT IN CERTAIN CIRCUMSTANCES	6
SECTION 1.05	WAIVER BY THE GUARANTORS	7
SECTION 1.06	AGREEMENT TO PAY; SUBORDINATION OF SUBROGATION CLAIMS	9
SECTION 1.07	STAY OF ACCELERATION	10
SECTION 1.08	NO SET-OFF	10

ARTICLE II
INDEMNIFICATION, SUBROGATION AND CONTRIBUTION

SECTION 2.01	INDEMNITY AND SUBROGATION	11
SECTION 2.02	CONTRIBUTION AND SUBROGATION	11

ARTICLE III
REPRESENTATIONS, WARRANTIES AND COVENANTS

SECTION 3.01	REPRESENTATIONS AND WARRANTIES; CERTAIN AGREEMENTS	11
SECTION 3.02	INFORMATION	12
SECTION 3.03	SUBORDINATION BY GUARANTORS	12

ARTICLE IV
SET-OFF

SECTION 4.01	RIGHT OF SET-OFF	13

ARTICLE V
MISCELLANEOUS

SECTION 5.01	NOTICES	13
SECTION 5.02	BENEFIT OF AGREEMENT	13

[a]	The Table of Contents is not part of the Guaranty.

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GUARANTY dated as of January 31, 2007 (as amended, restated, modified or supplemented from time to time, this “Agreement”) among SBARRO HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), the Subsidiary Guarantors from time to time party hereto (the “Subsidiary Guarantors” and, together with Holdings, the “Guarantors”) and BANK OF AMERICA, N.A., as Administrative Agent for the benefit of the Finance Parties referred to herein.

Holdings and MidOcean SBR Acquisition Corp., a New York corporation (“AcquisitionCo” and, prior to the Merger, the “Borrower”), Sbarro, Inc., a New York corporation (“Sbarro” and, following the Merger, the “Borrower”), propose to enter into a credit agreement dated as of January 31, 2007 (as amended, restated, modified, supplemented, restructured or refinanced from time to time, the “Credit Agreement”) among Holdings, AcquisitionCo, Sbarro, the banks and other lending institutions from time to time party thereto (each a “Lender” and, collectively, the “Lenders”), Bank of America, N.A., as Administrative Agent, Collateral Agent, Swing Line Lender and L/C Issuer, Credit Suisse, as Syndication Agent, and Banc of America Securities LLC and Credit Suisse Securities (USA) LLC, as Joint Lead Arrangers and Joint Book Managers (collectively, the “Lead Arrangers”). Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Credit Agreement.

Certain Lenders and their Affiliates acting as Swap Creditors may from time to time provide forward rate agreements, options, swaps, caps, floors and other Swap Agreements to the Loan Parties. In addition, certain Lenders or their Affiliates may provide credit cards, stored value cards or cash or treasury management services to, for the benefit of, or otherwise in respect of, the Borrower and its subsidiaries (including controlled disbursement, intraday credit, Automated Clearing House (ACH) services, foreign exchange services, return items, overdrafts, daylight overdrafts, zero balance arrangements and interstate depository network services). (i) The Lenders or their Affiliates providing such credit cards, stored value cards or treasury and cash management services which the Borrower may from time to time notify the Administrative Agent and the Collateral Agent are intended to constitute Finance Obligations under the Finance Documents, (ii) each L/C Issuer, (iii) the Swing Line Lender, (iv) each other Lender, (v) the Administrative Agent and (vi) the Syndication Agent, the Documentation Agent, the Collateral Agent and the Control Agent and their respective successors and assigns, are herein referred to individually as a “Credit Party” and collectively as the “Credit Parties”, and each Credit Party and each Swap Creditor and their respective successors and assigns are herein referred to individually as a “Finance Party” and collectively as the “Finance Parties”.

To induce the Credit Parties to enter into the Credit Agreement and the other Loan Documents referred to therein (collectively with the Credit Agreement, the “Loan Documents”), certain Lenders and their Affiliates to enter into agreements or other instruments to provide the credit cards, stored value cards or treasury and cash management services referred to above which the Borrower may from time to time notify the Administrative Agent and the Collateral Agent are intended to constitute Finance Obligations under the Finance Documents and the Swap Creditors to enter into Swap Agreements permitted under the Credit Agreement (collectively with the Loan Documents, the “Finance Documents”), and as a condition precedent to the obligations of the Credit Parties under the Credit Agreement, Holdings and each of the Subsidiaries of the Borrower which shall become parties hereto from time to time in accordance with Section 5.11 (each a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors” and, together with Holdings, the “Guarantors”), have agreed, jointly and severally, to provide a guaranty of all obligations of Holdings, the Borrower and the other Loan Parties under and in respect of the Finance Documents. Holdings, the Borrower and the Subsidiary Guarantors are referred to herein individually as a “Loan Party” and, collectively, as the “Loan Parties). As used herein, “Other Loan Parties” means, with respect to any Guarantor, any and all of the Loan Parties other than such Guarantor.

Upon the consummation of the Acquisition and Merger, Holdings is the direct parent of the Borrower, each of the Subsidiary Guarantors is a subsidiary of the Borrower and Holdings, and the Subsidiary Guarantors will receive not insubstantial benefits from the financial accommodation to be provided by the Finance Parties under the Finance Documents. Accordingly, the Guarantors hereby agree with the Administrative Agent for the benefit of the Finance Parties as follows:

ARTICLE I

GUARANTY

Section 1.01 The Guaranty. Each Guarantor unconditionally guarantees, jointly with the other Guarantors, and severally, as a primary obligor and not merely as a surety: (x) the due and punctual payment of:

(i) all Senior Credit Obligations of the Borrower;

(ii) all Swap Obligations of all Loan Parties permitted under the Credit Agreement and owed or owing to any Swap Creditor; and

(iii) all Cash Management Obligations of all Loan Parties owing to a Lender or one or more of its Affiliates which the Borrower has notified the Administrative Agent are intended to constitute “Finance Obligations” under the Finance Documents;

in each case whether now or hereafter due, owing or incurred in any manner, whether actual or contingent, whether incurred solely or jointly with any other Person and whether as principal or surety (and including all liabilities in connection with any notes, bills or other instruments accepted by any Credit Party in connection therewith), together in each case with all renewals, modifications, consolidations or extensions thereof, and (y) the due and punctual performance of all covenants, agreements, obligations and liabilities of Holdings, the Borrower and the Other Loan Parties under or pursuant to the Loan Documents and the other Finance Documents (all such monetary and other obligations being herein collectively referred to as the “Guaranteed Obligations”).

Anything contained in this Agreement to the contrary notwithstanding, the obligations of each Subsidiary Guarantor hereunder shall be limited to a maximum aggregate amount equal to the greatest amount that would not render such Subsidiary Guarantor’s obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any provisions of applicable state law (collectively, the “Fraudulent Transfer Laws”), in each case after giving effect to all other liabilities of such Subsidiary Guarantor, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of such Subsidiary Guarantor (i) in respect of intercompany indebtedness to the Borrower or any of its Affiliates to the extent that such indebtedness (A) would be discharged or would be subject to a right of set-off in an amount equal to the amount paid by such Subsidiary Guarantor hereunder or (B) has been pledged to, and is enforceable by, the Collateral Agent on behalf of the Finance Parties and (ii) under any guaranty of Indebtedness subordinated in right of payment to the Guaranteed Obligations which guaranty contains a limitation as to a maximum amount similar to that set forth in this paragraph pursuant to which the liability of such Subsidiary Guarantor hereunder is included in the liabilities taken into account in determining such maximum amount) and after giving effect as assets of such Subsidiary Guarantor to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of such Subsidiary Guarantor pursuant to (i) applicable Law or (ii) any agreement providing for an equitable allocation among such Subsidiary Guarantor and other Affiliates of the Borrower of obligations arising under guaranties by such parties (including the agreements in Article II of this Agreement). If any Subsidiary Guarantor’s liability hereunder is limited pursuant to this paragraph to an amount that is less than the total amount of the Guaranteed Obligations, then it is understood and agreed that the portion of the Guaranteed Obligations for which such Subsidiary Guarantor is liable hereunder shall be the last portion of the Guaranteed Obligations to be repaid.

Section 1.02 Guaranty Absolute. Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Finance Documents, regardless of any Law now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Finance Parties with respect thereto. The obligations of the Guarantors under this Agreement are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Agreement, irrespective of whether any action is brought against the Borrower or any Other Loan Party or whether the Borrower or any Other Loan Party is joined in any such action or actions. This Agreement is an absolute and unconditional guaranty of payment when due, and not of collection, by each Guarantor, jointly and severally with each other Guarantor of the Guaranteed Obligations in each and every particular. The obligations of each Guarantor hereunder are several from those of the Other Loan Parties and are primary obligations concerning which each Guarantor is the principal obligor. The Finance Parties shall not be required to mitigate damages or take any action to reduce, collect or enforce the Guaranteed Obligations.

The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including the existence of any claim, set-off or other right which any Guarantor may have at any time against any Other Loan Party, any Agent or other Finance Party or any other Person, whether in connection herewith or any unrelated transactions. Without limiting the generality of the foregoing, each Guarantor’s liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any Other Loan Party to any Finance Party under the Finance Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Borrower or such Other Loan Party.

Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be released, discharged or otherwise affected or impaired by:

(i) any extension, renewal, settlement, compromise, acceleration, waiver or release in respect of any obligation of any Other Loan Party under the Credit Agreement, the Notes, any Swap Agreement, any other Finance Document or any other agreement or instrument evidencing or securing any Guaranteed Obligation, by operation of Law or otherwise;

(ii) any change in the manner, place, time or terms of payment of any Guaranteed Obligation or any other amendment, supplement or modification to the Credit Agreement, the Notes, any Swap Agreement, any other Finance Document or any other agreement or instrument evidencing or securing any Guaranteed Obligation;

(iii) any release, non-perfection or invalidity of any direct or indirect security for any Guaranteed Obligation, any sale, exchange, surrender, realization upon, offset against or other action in respect of any direct or indirect security for any Guaranteed Obligation or any release of any Other Loan Party or any other guarantor or guarantors of any Guaranteed Obligation;

(iv) any change in the existence, structure or ownership of any Other Loan Party or any insolvency, bankruptcy, reorganization, arrangement, readjustment, composition, liquidation or other similar proceeding affecting any Other Loan Party or its assets or any resulting disallowance, release or discharge of all or any portion of any Guaranteed Obligation;

(v) the existence of any claim, set-off or other right which any Guarantor may have at any time against any Other Loan Party, any Agent, any other Finance Party or any other Person, whether in connection herewith or any unrelated transaction; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

(vi) any invalidity or unenforceability relating to or against any Other Loan Party for any reason of the Credit Agreement, any Note, any Swap Agreement, any other Finance Document or any other agreement or instrument evidencing or securing any Guaranteed Obligation or any provision of applicable Law purporting to prohibit the payment by any Other Loan Party of any Guaranteed Obligation;

(vii) any failure by any Agent or any other Finance Party: (A) to file or enforce a claim against any Other Loan Party or its estate (in a bankruptcy or other proceeding); (B) to give notice of the existence, creation or incurrence by any Other Loan Party of any new or additional indebtedness or obligation under or with respect to the Guaranteed Obligations; (C) to commence any action against any Other Loan Party; (D) to disclose to any Guarantor any facts which such Agent or such other Finance Party may now or hereafter know with regard to any Other Loan Party; or (E) to proceed with due diligence in the collection, protection or realization upon any collateral securing the Guaranteed Obligations;

(viii) any direction as to application of payment by any other Loan Party or any other Person;

(ix) any subordination by any Finance Party of the payment of any Guaranteed Obligation to the payment of any other liability (whether matured or unmatured) of any Other Loan Party to its creditors;

(x) any act or failure to act by the Administrative Agent, any other Finance Party under this Agreement or otherwise which may deprive any Guarantor of any right to subrogation, contribution or reimbursement against any Other Loan Party or any right to recover full indemnity for any payments made by such Guarantor in respect of the Guaranteed Obligations; or

(xi) any other act or omission to act or delay of any kind any Other Loan Party, the Administrative Agent or any Finance Party or any other Person or any other circumstance whatsoever which might, but for the provisions of this clause, constitute a legal or equitable discharge of any Guarantor’s obligations hereunder (except that a Guarantor may assert the defense of final payment in full of the Guaranteed Obligations).

Each Guarantor irrevocably and unconditionally has delivered this Agreement to the Administrative Agent for the benefit of the Finance Parties, and the failure by any Other Loan Party or any other Person to sign this Agreement or a guaranty similar to this Agreement or otherwise shall not discharge the obligations of any Guarantor hereunder. The irrevocable and unconditional liability of each Guarantor hereunder applies whether it is jointly and severally liable for the entire amount of the Guaranteed Obligations, or only for a pro-rata portion, and without regard to any rights (or the impairment thereof) of subrogation, contribution or reimbursement that such Guarantor may now or hereafter have against any Other Loan Party or any other Person. This Agreement is and shall remain fully enforceable against each Guarantor irrespective of any defenses that any Other Loan Party may have or assert in respect of the Guaranteed Obligations, including, without limitation, failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury, except that a Guarantor may assert the defense of final payment in full of the Guaranteed Obligations.

Section 1.03 Payments.

(a) Payments to be Made Upon Default. If the Borrower or any Other Loan Party fails to pay or perform any Guaranteed Obligation when due in accordance with its terms (whether at stated maturity, by acceleration or otherwise) or if any Event of Default specified in Section 8.01(f) of the Credit Agreement occurs with respect to the Borrower, the Guarantors shall, forthwith on demand of the Administrative Agent, pay the aggregate amount of all Guaranteed Obligations owed respectively to the Administrative Agent.

(b) General Provisions as to Payments. Each payment hereunder shall be made without set-off, counterclaim or other deduction, in Federal or other funds immediately available in New York City, to the Administrative Agent at the addresses referred to in Section 5.01 (it being understood that a Guarantor may assert the defense of final payment in full of the Guaranteed Obligations).

(c) Application of Payments.

(i) Priority of Distributions. All payments received by the Administrative Agent hereunder shall be applied as provided in Section 8.03 of the Credit Agreement.

(ii) Distributions with Respect to Letters of Credit. Each of the Guarantors and the Finance Parties agrees and acknowledges that if (after all outstanding Loans and L/C Disbursements have been paid in full) the Lenders are to receive a distribution on account of undrawn amounts with respect to Letters of Credit issued (or deemed issued) under the Credit Agreement, such amounts shall be deposited in the L/C Cash Collateral Account as cash security for the repayment L/C Obligations or shall otherwise be distributed in accordance with Section 2.05(i) of the Credit Agreement.

Section 1.04 Discharge; Reinstatement in Certain Circumstances. Each Guarantor’s obligations hereunder shall remain in full force and effect until (i) the principal of and interest (including interest accruing on or after the commencement of Insolvency or Liquidation Proceeding, whether or not a claim for such interest is, or would be, allowed in such Insolvency or Liquidation Proceeding) and premium, if any, on all Indebtedness outstanding under the Loan Documents and termination of all commitments to lend or otherwise extend credit under the Loan Documents, (ii) payment in full of all other Finance Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (including legal fees and other expenses, costs or charges accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not a claim for such fees, expenses, costs or charges is, or would be, allowed in such Insolvency or Liquidation Proceeding but excluding contingent indemnification obligations), (iii) termination, cancellation or cash collateralization in accordance with Section 2.05 of the Credit Agreement of, all letters of credit issued or deemed issued under the Loan Documents, (iv) termination or cash collateralization of any Swap Agreement with a Swap Creditor and the payment in full in cash of all Swap Obligations owed to a Swap Creditor (the occurrence of all of the foregoing subclauses (i) through (iv) being referred to herein as “Discharge of Senior Finance Obligations”) and (v) such time as such Guarantor is no longer required to be a Guarantor under the Credit Agreement. No payment or payments made by the Borrower, any Other Loan Party or any other Person or received or collected by any Finance Party from the Borrower, any Other Loan Party or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Guaranteed Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder, it being understood that each Guarantor shall, notwithstanding any such payment or payments, remain liable for the Guaranteed Obligations until Discharge of Senior Finance Obligations. If at any time any payment by the Borrower, any Other Loan Party or any other Person of any Guaranteed

Obligation is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or such Other Loan Party or other Person or upon or as a result of the appointment of a receiver, intervener or conservator of, or trustee or similar officer for, the Borrower or such Other Loan Party or other Person or any substantial part of its respective property or otherwise, each Guarantor’s obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time. Each Guarantor agrees that payment or performance of any of the Guaranteed Obligations or other acts which toll any statute of limitations applicable to the Guaranteed Obligations shall also toll the statute of limitations applicable to each Guarantor’s liability hereunder.

Section 1.05 Waiver by the Guarantors. Each Guarantor hereby waives, only to the extent permitted by applicable Law, presentment to, demand of payment from and protest to the Other Loan Parties of any of the Guaranteed Obligations, and also waives to the extent permitted by applicable Law, promptness, diligence, notice of acceptance of its guarantee, any other notice with respect to any of the Guaranteed Obligations and this Agreement and any requirement that any Agent or any other Finance Party protect, secure, perfect or insure any Lien or any property subject thereto. Each Guarantor further waives to the extent permitted by applicable Law, any right to require that resort be had by any Agent or any other Finance Party to any security held for payment of the Guaranteed Obligations or to any balance of any deposit, account or credit on the books of any Agent or any other Finance Party in favor of any Loan Party or any other Person. Each Guarantor hereby consents and agrees to each of the following to the fullest extent permitted by Law, and agrees that such Guarantor’s obligations under this Agreement shall not be released, diminished, impaired, reduced or adversely affected by any of the following, and waives to the extent permitted by applicable Law, any rights (including rights to notice) which such Guarantor might otherwise have as a result of or in connection with any of the following:

(i) any renewal, extension, modification, increase, decrease, alteration or rearrangement of all or any part of the Guaranteed Obligations or any instrument executed in connection therewith, or any contract or understanding with any Other Loan Party, any Agent, the other Finance Parties, or any of them, or any other Person, pertaining to the Guaranteed Obligations;

(ii) any adjustment, indulgence, forbearance or compromise that might be granted or given by any Agent or any other Finance Party to any Other Loan Party or any other Person liable on the Guaranteed Obligations; or the failure of any Agent or any other Finance Party to assert any claim or demand or to exercise any right or remedy against any Other Loan Party under the provisions of any Finance Document or otherwise; or any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Finance Document or any other agreement, including with respect to any Other Loan Party under this Agreement;

(iii) the insolvency, bankruptcy, arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of any Other Loan Party or any other Person at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of any Other Loan Party, or any change, restructuring or termination of the corporate structure or existence of any Other Loan Party, or any sale, lease or transfer of any or all of the assets of any Other Loan Party, or any change in the shareholders, partners, or members of any Other Loan Party; or any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations;

(iv) the invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations, or any document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever, including the fact that the Guaranteed Obligations, or any part thereof, exceed the amount permitted by Law, the act of creating the Guaranteed Obligations or any part thereof is ultra vires, the officers or representatives executing the documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, the Guaranteed Obligations violate applicable usury Laws, any Other Loan Party has valid defenses, claims or offsets (whether at Law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from such Other Loan Party, the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible, legally impossible or unenforceable, or the documents or instruments pertaining to the Guaranteed Obligations have been forged or otherwise are irregular or not genuine or authentic;

(v) any full or partial release of the liability of any Other Loan Party or of any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations or any part thereof, it being recognized, acknowledged and agreed by each Guarantor that such Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support of any other Person, and such Guarantor has not been induced to enter into this Agreement on the basis of a contemplation, belief, understanding or agreement that any party other than the Borrower and the Canadian Borrower will be liable to perform the Guaranteed Obligations, or that the Finance Parties will look to any other party to perform the Guaranteed Obligations;

(vi) the taking or accepting of any other security, collateral or guarantee, or other assurance of payment, for all or any part of the Guaranteed Obligations;

(vii) any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including negligent, willful, unreasonable or unjustifiable impairment) of any Letter of Credit, collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations;

(viii) any right that any Guarantor may now or hereafter have under Section 3-606 of the UCC or otherwise to unimpaired collateral;

(ix) the failure of any Agent, any other Finance Party or any other Person to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security;

(x) the fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by each Guarantor that such Guarantor is not entering into this Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the Collateral;

(xi) any payment by any Other Loan Party to the Administrative Agent, any other Agent or any other Finance Party being held to constitute a preference under Title 11 of the United States Code or any similar Federal, foreign or state Law, or for any reason any Agent or any other Finance Party being required to refund such payment or pay such amount to any Other Loan Party or someone else;

(xii) any other action taken or omitted to be taken with respect to the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or omission prejudices any Guarantor or increases the likelihood that any Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof, it being the unambiguous and unequivocal intention of each Guarantor that such Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action or omission whatsoever, whether or not contemplated, and whether or not otherwise or particularly described herein, except for the full payment and satisfaction of the Guaranteed Obligations in cash;

(xiii) the fact that all or any of the Guaranteed Obligations cease to exist by operation of Law, including by way of a discharge, limitation or tolling thereof under applicable bankruptcy Laws;

(xiv) the existence of any claim, set-off or other right which any Guarantor may have at any time against any Other Loan Party, the Administrative Agent, any other Finance Party or any other Person, whether in connection herewith or any unrelated transactions; provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim; and

(xv) any other circumstance that might in any manner or to any extent otherwise constitute a defense available to, vary the risk of, or operate as a discharge of, such Guarantor as a matter of Law or equity (it being understood that a Guarantor may assert the defense of final payment in full of the Guaranteed Obligations).

All waivers herein contained shall be without prejudice to the right of the Administrative Agent at its option to proceed against any Loan Party or any other Person, whether by separate action or by joinder.

Section 1.06 Agreement to Pay; Subordination of Subrogation Claims. In furtherance of the foregoing and not in limitation of any other right that the Administrative Agent, any other Agent or any other Finance Party has at Law or in equity against any Guarantor by virtue hereof, upon the failure of any Other Loan Party to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent, such other Finance Party as designated thereby (in respect of Guaranteed Obligations in respect of the Canadian Obligations) in cash the amount of such unpaid Guaranteed Obligations. Upon payment by any Guarantor of any sums to the Administrative Agent or any Finance Party as provided above, all rights of such Guarantor against any Other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall (including, without limitation, in the case of any Guarantor, any rights of such Guarantor arising under Article II of this Agreement) in all respects be subordinate and junior in right of payment to the prior payment in full in cash of all the Guaranteed Obligations (other than contingent indemnification obligations). No failure on the part of any Other Loan Party or any other Person to make any payments in respect of any subrogation, contribution, reimbursement, indemnity or similar right (or any other payments required under applicable Law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder. If any amount shall erroneously be paid to any Guarantor on account of such subrogation, contribution, reimbursement indemnity or similar right, such amount shall be held in trust, as applicable, for the benefit of the Finance Parties, and shall forthwith be turned over, as applicable, to the Administrative Agent, in the exact form received by such Guarantor (duly endorsed by such Guarantor to the Administrative Agent, if required) to be credited against the payment of matured Guaranteed Obligations in accordance with the terms of the Finance Documents.

Section 1.07 Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Borrower under or with respect to the Guaranteed Obligations is stayed upon the insolvency or bankruptcy of the Borrower, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, the Notes, any Swap Agreement or any other agreement or instrument evidencing or securing the Guaranteed Obligations shall nonetheless be payable by the Guarantors hereunder, jointly and severally, forthwith on demand by the Administrative Agent in the manner provided in Section 1.01.

Section 1.08 No Set-Off. No act or omission of any kind or at any time on the part of any Finance Party in respect of any matter whatsoever shall in any way affect or impair the rights of the Administrative Agent, any other Finance Party to enforce any right, power or benefit under this Agreement, and no set-off, claim, reduction or diminution of any Guaranteed Obligation or any defense of any kind or nature which any Guarantor has or may have against the Borrower or any Finance Party shall be available against the Administrative Agent or any other Finance Party in any suit or action brought by the Administrative Agent or any other Finance Party to enforce any right, power or benefit provided for by this Agreement; provided that nothing herein shall prevent the assertion by any Guarantor of any such claim by separate suit or compulsory counterclaim. Nothing in this Agreement shall be construed as a waiver by any Guarantor of any rights or claims which it may have against any Finance Party hereunder or otherwise, but any recovery upon such rights and claims shall be had from such Finance Party separately, it being the intent of this Agreement that each Guarantor shall be unconditionally, absolutely and jointly and severally obligated to perform fully all its obligations, covenants and agreements hereunder for the benefit of each Finance Party.

ARTICLE II

INDEMNIFICATION, SUBROGATION AND CONTRIBUTION

Section 2.01 Indemnity and Subrogation. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable Law (but subject to Section 1.06 above), the Borrower agrees that (i) in the event a payment shall be made by any Guarantor under this Agreement, the Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment and (ii) in the event any assets of any Guarantor shall be sold pursuant to any Collateral Document to satisfy a claim of any Finance Party, the Borrower shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

Section 2.02 Contribution and Subrogation. Each Subsidiary Guarantor (a “Contributing Subsidiary Guarantor”) agrees (subject to Section 1.06 above) that, in the event a payment shall be made by any other Subsidiary Guarantor under this Agreement or assets of any other Subsidiary Guarantor shall be sold pursuant to any Collateral Document to satisfy a claim of any Finance Party and such other Subsidiary Guarantor (the “Claiming Subsidiary Guarantor”) shall not have been fully indemnified by the Borrower as provided in Section 2.01, the Contributing Subsidiary Guarantor shall indemnify the Claiming Subsidiary Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction the numerator of which shall be the net worth of the Contributing Subsidiary Guarantor on the date that the obligation(s) supporting such claim were incurred under this Agreement and the denominator of which shall be the aggregate net worth of all the Subsidiary Guarantors on such date (or, in the case of any Subsidiary Guarantor becoming a party hereto pursuant to Section 5.11, the date of the Accession Agreement executed and delivered by such Subsidiary Guarantor). Any Contributing Subsidiary Guarantor making any payment to a Claiming Subsidiary Guarantor pursuant to this Section 2.02 shall be subrogated to the rights of such Claiming Subsidiary Guarantor under Section 2.01 to the extent of such payment.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 3.01 Representations and Warranties; Certain Agreements. Each Guarantor hereby severally represents, warrants and covenants as follows:

(a) The representations and warranties contained in the Credit Agreement (with respect to the business, operations, assets, financial condition, liabilities or contracts of, or which otherwise pertain to, such Guarantor (including to the extent such Guarantor is referred to as a Loan Party or Group Company in such representations and warranties)) are true and correct in all material respects.

(b) Such Guarantor agrees to comply with each of the covenants contained in the Credit Agreement that imposes or purports to impose, through agreements with the Borrower, restrictions or obligations on such Guarantor.

(c) Such Guarantor acknowledges that any default in the due observance or performance by such Guarantor of any covenant, condition or agreement contained herein may constitute an Event of Default under Section 8.01 of the Credit Agreement.

(d) There are no conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

(e) Such Guarantor has, independently and without reliance upon the Administrative Agent or any other Finance Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Such Guarantor has investigated the benefits and advantages which will be derived by it from execution of this Agreement, and the board of directors (or persons performing similar functions in case the Guarantor is not a corporation) of such Guarantor has decided that a direct or an indirect benefit will accrue to such Guarantor by reason of the execution of this Agreement.

(f) (i) This Agreement is not given with actual intent to hinder, delay or defraud any Person to which such Guarantor is or will become, on or after the date hereof, indebted; (ii) such Guarantor has received at least a reasonably equivalent value in exchange for the giving of this Agreement; (iii) such Guarantor is not insolvent on the date hereof and will not become insolvent as a result of the giving of this Agreement; (iv) such Guarantor is not engaged in a business or transaction, nor is about to engage in a business or transaction, for which any property remaining with such Guarantor constitutes an unreasonably small amount of capital; and (v) such Guarantor does not intend to incur debts that will be beyond such Guarantor’s ability to pay as such debts mature.

Section 3.02 Information. Each of the Guarantors assumes all responsibility for being and keeping itself informed of the financial condition and assets of the Other Loan Parties, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Administrative Agent, any other Agent or the other Finance Parties will have any duty to advise any of the Guarantors of information known to it or any of them regarding such circumstances or risks.

Section 3.03 Subordination by Guarantors. In addition to the terms of subordination provided for under Section 1.06, each Guarantor hereby subordinates in right of payment all indebtedness of the Other Loan Parties owing to it, whether originally contracted with such Guarantor or acquired by such Guarantor by assignment, transfer or otherwise, whether now owed or hereafter arising, whether for principal, interest, fees, expenses or otherwise, together with all renewals, extensions, increases or rearrangements thereof, to the prior payment in full in cash of the Senior Credit Obligations, whether now owed or hereafter arising, whether for principal, interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), fees, expenses or otherwise, together with all renewals, extensions, increases or rearrangements thereof.

ARTICLE IV

SET-OFF

Section 4.01 Right of Set-Off. In addition to any rights now or hereafter granted under applicable Law or otherwise, and not by way of limitation of any such rights, upon the occurrence of any Event of Default under the Credit Agreement, each Finance Party (and each of its Affiliates) is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of such rights being hereby expressly waived to the extent permitted by applicable Law), to set off and to appropriate and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency but in any event excluding Exempt Deposit Accounts) and any other indebtedness at any time held or owing by such Finance Party (including, without limitation, branches, agencies or Affiliates of such Finance Party wherever located) to or for the credit or account of any Guarantor against obligations and liabilities of such Guarantor then due to the Finance Parties hereunder, under the other Finance Documents or otherwise, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Finance Party subsequent thereto. Each Guarantor hereby agrees that to the extent permitted by Law any Person, as to which the identity is disclosed, purchasing a participation in a Loan, a Note or the L/C Obligations, so long as such participation is purchased in accordance with in Section 10.06 of the Credit Agreement, may exercise all rights of set-off with respect to its participation interest as fully as if such Person were a Finance Party and any such set-off shall reduce the amount owed by such Guarantor to the Finance Party.

ARTICLE V

MISCELLANEOUS

Section 5.01 Notices. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission or electronic mail) and mailed, faxed or delivered, to the address, facsimile number or electronic mail address specified for notices: (i) in the case of any Subsidiary Guarantor, as set forth on the signature pages hereto; (ii) in the case of Holdings, the Borrower, the Administrative Agent, or any Lender, as specified in or pursuant to Section 10.02 of the Credit Agreement; (iii) in the case of the Collateral Agent, as specified in or pursuant to Section 7.01 of the Security Agreement; (iv) in the case of any Swap Creditor as set forth in any applicable Swap Agreement; or (v) in the case of any party, at such other address as shall be designated by such party in a notice to the Administrative Agent and each other party hereto. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of: (i) actual receipt by the intended recipient and (ii)(A) if delivered by hand or by courier, when signed for by the intended recipient; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile transmission, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail, when delivered. Rejection or refusal to accept, or the inability to deliver because of a changed address of which no notice was given, shall not affect the validity of notice given in accordance with this Section.

Section 5.02 Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that none of the Guarantors may assign or transfer any of its interests and obligations hereunder without prior written consent of the Required Lenders except in accordance with the Credit Agreement (and any such purported assignment or transfer without such consent shall be void); provided further that the rights of each Lender to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth in Section 10.06 of the Credit Agreement. Upon the assignment by any Finance Party of all or any portion of its rights and obligations under the Credit Agreement (including all or any portion of its Commitments and the Loans owing to it) or any other Finance Document to any other Person, such other Person shall thereupon become vested with all the benefits in respect thereof granted to such transferor or assignor herein or otherwise.

Section 5.03 No Waivers; Non-Exclusive Remedies. No failure or delay on the part of any Agent or any Finance Party to exercise, no course of dealing with respect to, and no delay in exercising any right, power or privilege under this Agreement or any other Finance Document or other document or agreement contemplated hereby or thereby shall operate as a waiver thereof nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided herein and in the other Finance Documents are cumulative and are not exclusive of any other rights or remedies provided by Law.

Section 5.04 Expenses; Indemnification.

(a) Expenses. The Guarantors, jointly and severally, agree (i) to pay or reimburse the Administrative Agent for all reasonable out-of-pocket documented and invoiced costs and expenses incurred in connection with the preparation, negotiation and execution of this Agreement and any amendment, waiver, consent or other modification of the provisions hereof, and the consummation of the transactions contemplated hereby, including all fees, disbursements and other charges of Cahill Gordon & Reindel LLP, counsel for the Administrative Agent; (ii) to pay or reimburse each Agent, any representative of one or more Swap Creditors (each a “Representative”), each other Finance Party for all reasonable out-of-pocket costs and expenses incurred in connection with the enforcement, attempted enforcement or preservation of any rights and remedies under this Agreement (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Guaranteed Obligations and during any legal proceeding, including any proceeding under any bankruptcy or insolvency proceeding), including all fees and disbursements of counsel (including the allocated charges of internal counsel); and (iii) to pay the Administrative Agent certain indemnifications, each as provided in Section 10.04(b) of the Credit Agreement. The agreements in this Section 5.04(a) shall survive the termination of the Commitments and Swap Agreements and repayment of all Guaranteed Obligations.

(b) Contribution. If and to the extent that the obligations of any Guarantor under this Section 5.04 are unenforceable for any reason, each other Guarantor, jointly and severally, hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations as is plausible under applicable Law.

(c) Expenses. Notwithstanding anything to the contrary herein, the Loan Parties shall not be required to pay the fees and expenses of third party advisors to the Administrative Agent or Collateral Agent (which shall not include counsel) retained without consent of the applicable Loan Party (such consent not to be unreasonably withheld or delayed) or more than one counsel (plus local and special counsel).

Section 5.05 Enforcement. The Finance Parties agree that this Agreement may be enforced only by the action of the Administrative Agent acting upon the instructions of the Required Lenders as set forth in the Credit Agreement and that no other Finance Party shall have any right individually to seek to enforce this Agreement, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent, as the case may be, for the benefit of the Finance Parties upon the terms of this Agreement and the Credit Agreement.

Section 5.06 Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by each Guarantor directly affected by such amendment or waiver (it being understood that the addition or release of any Subsidiary Guarantor hereunder shall not constitute an amendment or waiver affecting any Subsidiary Guarantor other than the Subsidiary Guarantor so added or released) and either at all times prior to the time at which all Senior Credit Obligations have been paid in full (other than contingent indemnification obligations), the Administrative Agent (with the consent of the Required Lenders to the extent required by Section 10.01 of the Credit Agreement, or such other number of Lenders as may be specified therein); provided, however, that no such amendment, change, discharge, termination or waiver shall be made to Section 1.03(c) hereof or this Section 5.06 without the consent of each Finance Party adversely affected thereby.

Section 5.07 Governing Law; Submission to Jurisdiction.

(a) Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

(b) Submission to Jurisdiction. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) Waiver And Venue. EACH OF THE GUARANTORS IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(d) Service Of Process. EACH GUARANTOR HEREBY IRREVOCABLY CONSENTS AND AGREES THAT ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUIT, ACTION OR PROCEEDING OF THE NATURE REFERRED TO IN THIS SECTION 5.07 MAY BE SERVED BY THE MAILING OF A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, RETURN RECEIPT REQUESTED, TO SUCH GUARANTOR’S ADDRESS REFERRED TO IN SECTION 5.01, AS THE CASE MAY BE. EACH GUARANTOR AGREES THAT SUCH SERVICE (i) SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON IT IN ANY SUCH SUIT, ACTION OR PROCEEDING AND (ii) SHALL, TO THE FULLEST EXTENT PERMITTED BY LAW, BE TAKEN AND HELD TO BE VALID PERSONAL SERVICE UPON AND PERSONAL DELIVERY TO IT. NOTHING IN THIS SECTION 5.07 SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW OR LIMIT THE RIGHT OF ANY FINANCE PARTY TO BRING PROCEEDINGS AGAINST ANY GUARANTOR IN THE COURTS OF ANY JURISDICTION OR JURISDICTIONS.

Section 5.08 Limitation of Law; Severability.

(a) All rights, remedies and powers provided in this may be exercised only to the extent that the exercise thereof does not violate any applicable provision of Law, and all of the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of Law which may be controlling and be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable Law.

(b) If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by Law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Agents and the other Finance Parties in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provisions in any other jurisdiction.

Section 5.09 Counterparts; Integration; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may be transmitted and/or signed by facsimile or Adobe PDF file and if so transmitted or signed, shall, subject to requirements of Law, have the same force and effect as a manually signed original and shall be binding on the Guarantors, the Administrative Agent and the Borrower. The Administrative Agent may also require that this Agreement be confirmed by a manually signed original hereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature. This Agreement and the other Loan Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof and thereof. This Agreement shall become effective with respect to each Guarantor when the Administrative Agent shall have received counterparts hereof signed by itself and such Guarantor.

Section 5.10 WAIVER OF JURY TRIAL. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 5.11 Additional Guarantors. It is understood and agreed that any Subsidiary of Holdings that is required by the Credit Agreement to execute an Accession Agreement and counterpart of this Guaranty after the date hereof shall automatically become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor hereunder by executing an Accession Agreement and counterpart hereof and delivering the same to the Administrative Agent. The execution and delivery of any such instrument shall not require the consent of any other Guarantor or other parties hereunder. The rights and obligations of each Guarantor or other party hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Agreement.

Section 5.12 Termination; Release of Guarantors.

(a) Termination. Upon Discharge of Senior Finance Obligations, this Agreement shall terminate and have no further force or effect.

(b) Release of Subsidiary Guarantors. In the event that all of the capital stock of one or more of the Subsidiary Guarantors is sold or otherwise disposed of or liquidated in compliance with the requirements of Section 7.05 of the Credit Agreement (or such sale, other disposition or liquidation has been approved in writing by the Required Lenders (or all of the Lenders, if required by Section 10.01 of the Credit Agreement), such Subsidiary Guarantor or Subsidiary Guarantors shall hereby be released from this Agreement, and this Agreement shall, as to each such Subsidiary Guarantor or Subsidiary Guarantors, automatically terminate and have no further force or effect (it being understood and agreed that the sale of one or more Persons that own, directly or indirectly, all of the capital stock of any Subsidiary Guarantor shall be deemed to be a sale of such Subsidiary Guarantor for purposes of this Section 5.12(b)).

Section 5.13 Conflict. To the extent that there is a conflict or inconsistency between any provision hereof, on the one hand, and any provision of the Credit Agreement, on the other hand, the Credit Agreement shall control.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

GUARANTORS:	SBARRO HOLDINGS, LLC,

	By:	MidOcean SBR Holdings, LLC its Sole Member

	By:	/s/ Anthony J. Puglisi
Name: Anthony J. Puglisi
Title: President and Chief Financial Officer

COREST MANAGEMENT, INC.

DEMEFAC LEASING CORP.

LARKFIELD EQUIPMENT CORP.

MELVILLE ADVERTISING AGENCY INC.

SBARRO AMERICA, INC.

SBARRO AMERICA PROPERTIES, INC.

SBARRO COMMACK, INC.

SBARRO NEW HYDE PARK, INC.

SBARRO OF LAS VEGAS, INC.

SBARRO OF VIRGINIA, INC.

SBARRO PENNSYLVANIA, INC.

SBARRO PROPERTIES, INC.

SBARRO VENTURE, INC.

SBARRO OF TEXAS, INC.

	By:	/s/ Anthony J. Puglisi
Name: Anthony J. Puglisi
Title: President and Chief Financial Officer

SBARRO EXPRESS LLC CARMELA’S, LLC

	By:	Sbarro, Inc.
	Its:	Sole Member of each company listed above

	By:	/s/ Anthony J. Puglisi
	Title:	Vice President and Chief Financial Officer

UMBERTO HUNTINGTON, LLC

UMBERTO DEER PARK, LLC

UMBERTO HAUPPAGE, LLC

UMBERTO HICKSVILLE, LLC

UMBERTO SYOSSET, LLC

UMBERTO AT ORLAND, LLC

UMBERTO AT THE SOURCE, LLC

UMBERTO WHITE PLAINS, LLC

MAMA SBARRO’S OF EAST MEADOW, LLC

By:	Sbarro New Hyde Park, Inc.
Its:	Sole Member of each company listed above

By:	/s/ Anthony J. Puglisi
Name: Anthony J. Puglisi
Title: Vice President and Chief Financial Officer

SBARRO OF LONGWOOD, LLC CARMELA’S OF KIRKMAN LLC CARMELA’S OF OCOEE, LLC

By:	Carmelas, LLC
Its:	Sole Member of Each Company listed above
By:	Sbarro, Inc.
Its:	Sole Member

By:	/s/ Anthony J. Puglisi
Name: Anthony J. Puglisi
Title: Vice President and Chief Financial Officer

SBARRO BLUE BELL EXPRESS LLC

By:	Sbarro Express LLC
Its:	Sole Member
By:	Sbarro, Inc.
Its:	Sole Member

By:	/s/ Anthony J. Puglisi
Name: Anthony J. Puglisi
Title: Vice President and Chief Financial Officer

Acknowledged and Agreed with Respect to Section 2.01:

MIDOCEAN SBR ACQUISITION CORP., As Borrower prior to the Merger

By:	/s/ Nicholas McGrane
Name: Nicholas McGrane Title: Vice President

SBARRO, INC. as Borrower following the Merger

By:	/s/ Anthony J. Puglisi
Title: Vice President and Chief Financial Officer

Agreed to and Accepted: BANK OF AMERICA, N.A., as Administrative Agent Agreed to and Accepted: BANK OF AMERICA, N.A., As Administrative Agent

By:	/s/ Kalens Herold
Name: Kalens Herold Title: Assistant Vice President